[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.45.2

SECOND AMENDMENT OF

THE LICENSE AND COLLABORATION AGREEMENT

This SECOND AMENDMENT OF THE LICENSE AND COLLABORATION AGREEMENT (this “Second Amendment”) is made and effective as of April 10, 2014 (the “Second Amendment Effective Date”) by and between Miragen Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 6200 Lookout Rd., Suite 100, Boulder, CO 80301, USA (“Miragen”) on the first part, and Les Laboratoires Servier, a corporation organized and existing under the laws of France, having offices at 50 rue Carnot, 92284 Suresnes cedex France and Institut de Recherches Servier, a corporation organized and existing under the laws of France, having offices at 3 rue de la République, 92150 Suresnes, France (these two entities jointly referred to as “Servier”) on the second part. Servier and Miragen are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, Miragen and Servier are parties to that certain License and Collaboration Agreement, dated October 13, 2011, as amended by First Amendment dated May 13, 2013 (the “Collaboration Agreement”), pursuant to which the Parties established a collaboration for the research, development and commercialization of products directed at miRNA targets for the treatment of cardiovascular diseases;

WHEREAS, the Parties have determined that the current Third Target ([*]) is no longer suitable as a Target under the Collaboration Agreement, and decided to terminate the Collaboration Agreement with respect to [*] on May 31, 2014, and to provide additional time for the selection of Replacement Target;

WHEREAS, the Parties also wish to extend the Research Term under the Collaboration Agreement for two (2) years;

WHEREAS, in connection with the termination of miR-145 and the extension of the Research Term, the Parties now desire to amend certain terms and conditions of the Collaboration Agreement, all as set forth below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Second Amendment, the Parties agree as follows:

1.	Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in the Collaboration Agreement.

2.

The Parties acknowledge that, pursuant to Section 4.6(c) of the Collaboration Agreement, the JRDC has determined that the miR-145 (the current Third Target) is no longer suitable as a Target. Therefore, the Parties agree that, as of the May 31, 2014 Effective Date of the letter of termination sent to Miragen by Servier on March 28th with respect to the current

Third Target [*], [*] shall no longer be deemed a Target under the Collaboration Agreement. As a consequence, the Parties shall comply with Sections 4.6(d)(i) through (vii) of the Collaboration Agreement (as amended below by this Second Amendment) with respect to the termination of [*].

3.	The Parties will amend and restate Exhibit C (the Research Plan) of the Collaboration Agreement following additional discussions. The Research Plan will be amended and restated by a future amendment to the Collaboration Agreement.

4.	The Parties hereby amend Exhibit F (Certain Terms of Upstream Licenses) of the Collaboration Agreement by deleting the provisions therein relating to the Glasgow Agreement.

5.	Section 1.70 of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“1.70 “Miragen Therapeutic IP” means all Patent Rights and Know-How that are (a) Controlled by Miragen or its Affiliates (subject to Section 15.2) as of the Effective Date or during the Term and (b) reasonably necessary or useful for the development, manufacture, use, importation and/or sale of Licensed Oligos and/or Licensed Products in the Field. Miragen Therapeutic IP shall include Miragen’s rights to Joint IP that satisfies “(b),” but, notwithstanding the foregoing, shall exclude (i) all Patent Rights and Know-How that satisfy “(a)” and “(b)” and arose from Unsponsored Work performed by Miragen unless and until Servier reimburses Miragen for such work in accordance with Section 5.4(c) and (ii) all Patent Rights and Know-How licensed to Miragen or its Affiliate pursuant to a license agreement entered into after the Effective Date that is not an Additional Third Party Therapeutic License.”

6.	Section 1.120 of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“1.120 “Upstream License Agreements” means, as of the Second Amendment Effective Date, the Santaris Agreement, UNC Agreement (with respect to the know-how only, and notwithstanding anything to the contrary in this Agreement, Patent Rights licensed to Miragen under the UNC Agreement shall be excluded from Miragen Companion Diagnostic IP and Miragen Therapeutic IP) , and UT Southwestern Agreements. Upon the selection of a Replacement Target, the Parties shall amend this definition as necessary to add all additional license agreements between Miragen and a Third Party entered into before the Effective Date pursuant to which Miragen has a sublicenseable license to Miragen Therapeutic IP that covers such Replacement Target or Licensed Oligos that directly and selectively modulate such Replacement Target. Upon the termination of a Target, the Parties shall amend this definition to remove all license agreements between Miragen and a Third Party pursuant to which Miragen has a sublicenseable license to intellectual property that is no longer Miragen Therapeutic IP because it covers a member of the microRNA target family that was terminated or Licensed Oligos that directly and selectively modulate such member.”

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.	Section 1.121 of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“1.121 “Upstream Licensors” means, as of the Second Amendment Effective Date, Santaris, University of North Carolina at Chapel Hill, and University of Texas System. The Parties shall amend this definition together with the amendment of the definition of “Upstream License Agreements” so that the entities included in this definition are the Third Parties that granted licenses to Miragen under the agreements that are then included in the definition of Upstream License Agreements.”

8.	Section 2.1(c)(iii) of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“(iii) such sublicenses are subject and subordinate to the terms and conditions of the applicable Upstream License Agreements described in Exhibit F, which exhibit shall be amended upon the selection of a Replacement Target to add the relevant terms and conditions of any new Upstream License Agreement and upon termination of a Target to delete the terms and conditions of any agreement which is no longer an Upstream License Agreement;”

9.	Section 2.1(c)(iv) of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“(iv) Servier shall comply only with those terms of the Upstream License Agreements which are specifically described in Exhibit F, which exhibit shall be amended upon the selection of a Replacement Target to add the relevant terms and conditions of any new Upstream License Agreement and upon termination of a Target to delete the terms and conditions of any agreement which is no longer an Upstream License Agreement.”

10.	Section 4.2 of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“4.2 Research Term. The term of the Research Collaboration (“Reserearch Term”) shall be the five (5) year period after the Effective Date.

11.	Section 4.6(d) of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“(d) If, based on results obtained from the activities set forth in the Research Plan and the criteria set forth above in Section 4.6(a), the JSC or Servier as the case may be determines that the microRNA-15/195 target family, the microRNA-208/199 target family or the Third Target is not suitable as a Target, then upon such determination by JSC or Servier, the microRNA-15/195 target family and/or the microRNA-208/199 target family and/or the Third Target, as applicable, shall no longer be deemed a Target hereunder, and

(i) Servier’s licenses and rights under this Agreement pertaining to the microRNA-15/195 target family and/or to the microRNA-208/199 target family and/or the Third Target, as applicable, shall terminate;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) the Parties shall update and amend the Research Plan and the Development Plan to exclude the research and Development activities related to the microRNA-15/195 target family and/or to the microRNA-208/199 target family and/or the Third Target, as applicable;

(iii) Servier hereby assigns to Miragen, effective as of such determination by JSC or Servier, all right, title and interest in and to any and all Inventions related to the microRNA-15/195 target family and/or to the microRNA-208/199 target family and/or the Third Target, as applicable, as well as any and all data and results generated by Servier in the course of any work performed pursuant to this Agreement with respect to the microRNA-15/195 target family and/or to the microRNA-208/199 target family and/or the Third Target, as applicable;

(iv) all such Inventions, data and results shall be deemed Confidential Information of Miragen;

(v) Servier shall promptly transfer all tangible and electronic embodiments of such Inventions, data and results to Miragen;

(vi) Servier shall comply with the terms of the Santaris Agreement with respect to the replaced target (microRNA-15/195 target family and/or to the microRNA-208/199 target family and/or the Third Target, as applicable) as set forth in clause (16) of the part of Exhibit F that relates to the Santaris Agreement, provided that Servier shall not be required to assign or license to Santaris the Inventions, data and results that are assigned to Miragen pursuant to clause (iii) above: and

(vii) as between Miragen and Servier, Miragen shall have the right to research, develop and/or commercialize any product pertaining to the microRNA-15/195 target family and/or the microRNA-208/199 target family and/or the Third Target, as applicable, or any component therein in any field and anywhere, either by itself or in collaboration with a Third Party, without any further obligation to Servier.

After microRNA-15/195 target family and/or the microRNA-208/199 target family and/or the Third Target, as applicable, has been terminated as set forth above, the JSC may select a microRNA target family from the Target List (which may be amended from time to time by the JRDC in accordance with Section 4.5 for so long as a Target can be replaced) as a replacement for such target (such replacement, the “Replacement Target”), provided however that in the case the JSC cannot reach an agreement as to such selection from the Target List, Servier shall have the final say. Upon selection of the Replacement Target:

(viii) such Replacement Target(s) shall be deemed Target(s) hereunder;

(ix)	the Parties shall update and amend the Research Plan and the Development Plan to include the research and Development activities related to such Replacement Target(s); and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(x)	The Parties shall decide whether they wish to incorporate Santaris’ LNA technology into Licensed Products directed to the selected Replacement Target or whether they wish to utilize, in lieu of Santaris’ LNA technology, an alternative chemistry having drug-like properties which could be incorporated into Licensed Products directed to the selected Replacement Target. If the Parties decide that they wish to incorporate Santaris’ LNA technology into Licensed Products directed to such Replacement Target, then Miragen shall use Commercially Reasonable Efforts to obtain a license from Santaris for such purpose (whether pursuant to the Santaris Agreement or an amendment thereof or pursuant to a separate license agreement with Santaris), which license can be sublicensed to Servier, without further payment by Servier, under the terms of this Agreement. If the Parties decide that they wish to incorporate such alternative technology into Licensed Products directed to such Replacement Target, then Miragen shall use Commercially Reasonable Efforts to enter into a Third Party agreement to obtain a license to such alternative technology with respect to such Replacement Target, which license can be sublicensed to Servier, without further payment by Servier, under the terms of this Agreement. For clarity, (A) if Miragen fails to obtain a license from Santaris to Santaris’ LNA technology with respect to such Replacement Target and the Parties then decide that they wish to incorporate the alternative technology into Licensed Products directed to such Replacement Target, then Miragen shall use Commercially Reasonable Efforts to enter into a Third Party agreement to obtain a license to such alternative technology with respect to such Replacement Target, which license can be sublicensed to Servier, without further payment by Servier, under the terms of this Agreement or (B) if Miragen fails to obtain a Third Party license to the alternative technology that covers the Replacement Target and the Parties then decide that they wish to incorporate Santaris’ LNA technology into Licensed Products directed to such Replacement Target, then Miragen shall use Commercially Reasonable Efforts to obtain a license from Santaris for such purpose (whether pursuant to the Santaris Agreement or an amendment thereof or pursuant to a separate license agreement with Santaris), which license can be sublicensed to Servier, without further payment by Servier, under the terms of this Agreement. For further clarity, it shall not be a breach of this Agreement if Miragen, after using Commercially Reasonable Efforts, fails to obtain a license from Santaris to Santaris’ LNA technology with respect to such Replacement Target and/or a Third Party license to the alternative technology that covers the Replacement Target, as applicable.”

12.	Section 4.6(e) of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“(e) The Parties’ right to evaluate suitability of each of the microRNA-15/195 target family, the microRNA-208/199 target family and the Third Target as a Target and, if either of them is decided pursuant to Section 4.6(a) or 4.6(c) to not be suitable as a Target, to replace it with a Replacement Target pursuant to Section 4.6(d) shall expire at the end of the [*] year period immediately following the Effective Date (or a longer period as may be agreed in writing by the Parties). For clarity, the Replacement Target(s) may not be replaced.”

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.	This Second Amendment amends the terms of the Collaboration Agreement as expressly provided above, and the Collaboration Agreement, as so amended and including all of its other terms and provisions that are not amended, remains in full force and effect and sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter of the Collaboration Agreement and supersedes, as of the Second Amendment Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter of the Collaboration Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth in the Collaboration Agreement (as amended by this Second Amendment).

14.	The validity, performance, construction, and effect of this Second Amendment shall be governed by and construed under the laws of Germany, without giving effect to any choice of law principles that would require the application of the laws of a different state.

15.	This Second Amendment may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Second Amendment to be executed by their duly authorized representatives as of the Second Amendment Effective Date.

Miragen Therapeutics, Inc.		Les Laboratoires Servier

By:	/s/ William S. MARSHALL	By:	/s/ Christian BAZANTAY
Name:	William S. MARSHALL	Name:	Christian BAZANTAY
Title:	President and CEO	Title:	Proxy

Institut de Recherches Servier

		By:	/s/ Emmanuel CANET
		Name:	Emmanuel CANET
		Title:	President Research and Development

[SIGNATURE PAGE OF THE SECOND AMENDMENT OF THE LICENSE AND COLLABORATION AGREEMENT BY AND BETWEEN MIRAGEN THERAPEUTICS, INC. AND LES LABORATOIRES SERVIER]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.